Exhibit 99.1

SCBT Financial Corporation Reports Solid Third Quarter 2004 Earnings

    COLUMBIA, S.C.--(BUSINESS WIRE)--Oct. 15, 2004--SCBT Financial Corporation (NASDAQ: SCBT) the holding company for South Carolina Bank and Trust and South Carolina Bank and Trust of the Piedmont, reports higher earnings for the third quarter of 2004.

    Results of Operations and Financial Results

    Please refer to the accompanying tables for detailed comparative data on results of operations and financial information. Net income for the 2004 third quarter was $3,902,000, above the $3,886,000 for the third quarter of 2003. Diluted earnings per share were $0.50 for the third quarter of each year. Net income for the first nine months of 2004 was $10,592,000, down 4.7% from $11,118,000 in 2003. Diluted earnings per share for the first nine months were $1.36 compared to $1.44 last year. C. John Hipp, III, President and Chief Executive Officer noted, "We are encouraged by our third quarter earnings results, which improved 17% from the previous quarter and were on par with last year's strong third quarter. We continue to grow net interest income this year compared with last year, and we continue to build a strong balance sheet, with robust loan and deposit growth for the first nine months of 2004."
    Average earning assets increased by $119 million, or 10.3%, for the third quarter of 2004, compared with the same period last year. Average loans were higher by $167 million, or 18.5%, in this year's third quarter compared to last year, with funds provided by 12.8% higher deposit balances and an 84.5% lower balance in average mortgage loans held for sale. At September 30, 2004, total assets were $1,389,829,000, up 16.4% from a year ago. Total shareholders' equity was $116,746,000, an increase of 6.3% from the prior year. The Company maintains a strong capital position, with a book value per common share of $15.28 and a total equity-to-assets ratio of 8.40% at September 30, 2004. The 2004 third quarter and nine-month results represent annualized returns on average assets of 1.13% and 1.09%, respectively, and annualized returns on average total equity of 13.55% and 12.41%, respectively. For the same periods in 2003, comparable ratios were 1.25% and 1.24% for ROA, and 14.20% and 13.92% for ROE.
    While the Federal Reserve has made modest upward adjustments in short-term target interest rates in recent months, intermediate and longer-term rates have not yet moved up accordingly. Thus, depository institutions continue to experience the challenge of net interest margin compression. Following the earlier extended period of rate declines, interest rates remain low by historical standards. In this environment, SCBT's margins continue to compare favorably with its peers. The Company achieved relatively strong 4.31% and 4.42% taxable net interest margins for the 2004 quarter and year-to-date periods, respectively. For the third quarter of 2004, non-taxable equivalent net interest income (before provision for loan losses) was $13,579,000, up 4.4% from $13,010,000 in the comparable period last year.
    Non-interest income for the third quarter of 2004 was $5,208,000, compared with $6,323,000 for the same period in 2003. This decrease was the result of a $1,352,000 decrease in secondary market mortgage origination fees, as refinancing activity has diminished compared with the record pace of 2003. Partially offsetting these results has been a $234,000 increase in other service charges and fees earned on continued strong loan production volumes. In the third quarter of 2004, non-interest expenses were $12,277,000, down from $12,829,000 in the comparable period of 2003. This 4.3% decrease was mainly due to lower compensation expense. This was the result of decreased commissions paid on lower mortgage loan originations, as well as the Company's efforts to control overall personnel-related costs and maintain an efficient workforce level.
    SCBT continues its emphasis on asset quality and has produced results that compare very well with our banking peers. At September 30, 2004, nonperforming loans totaled $4,054,000, representing 0.37% of period-end loans. Other real estate owned at quarter end was $1,449,000. The allowance for loan losses at September 30, 2004 was $13,837,000 and represented 1.26% of total loans, net of unearned income. The current allowance for loan losses provides 3.41 times coverage of period-end nonperforming loans and approximately 10.9 times coverage of third quarter annualized net charge-offs. In the third quarter, net charge-offs were $316,000, or an annualized 0.12% of average loans net of unearned income. The provision for loan losses for the quarter was $787,000, compared to $831,000 in the comparable period last year. (The loan data above do not include mortgage loans held for sale.)
    Each of the Company's operating subsidiaries performed profitably during the quarter. South Carolina Bank and Trust, headquartered in Orangeburg, SC, had net income of $3,502,000. South Carolina Bank and Trust of the Piedmont, headquartered in Rock Hill, SC, had earnings of $437,000.
    "Our focus on quality loan production and unparalleled customer service throughout our South Carolina markets are showing results," said C. John Hipp, III. "Loan growth has continued strong for the first three quarters of 2004, and our average deposit balance for the third quarter was 9% above the average for the previous quarter. We are also paying close attention to our operating expenses. As a result, noninterest expense for the third quarter of this year was 4% less than last year's third quarter. During the quarter, we were pleased to announce the opening of two loan production offices in very attractive locations - a Summerville service facility just north of Charleston and an additional Fort Mill loan office near Charlotte. We are excited about our prospects for success in these fast-growing communities. While the Federal Reserve has begun to cautiously nudge interest rates upward amidst encouraging signs in the general economy, the overall pace of improvement has been gradual, especially in South Carolina. In this business climate, we will advance our strategies of seeking prudent income generating and expense containment opportunities, in order to continue a measured growth of our financial services franchise. We have established a solid financial foundation through seven decades of sound management practices, an imbedded "customer first" culture and the dedication and hard work of all of our employee team members."
    SCBT Financial Corporation is a multi-bank holding company whose principal subsidiaries are South Carolina Bank and Trust, N.A. and South Carolina Bank and Trust of the Piedmont, N.A. The Mortgage Banc, Inc. is a wholly owned subsidiary of South Carolina Bank and Trust, N.A. Through these subsidiaries, SCBT Financial Corporation operates 34 financial centers in 12 South Carolina counties. The Company offers a full range of retail and commercial banking services, mortgage lending services, trust and investment services, and consumer finance loans. SCBT Financial Corporation's common stock is traded on the NASDAQ Stock Market under the symbol "SCBT".
    Statements contained in this press release, which are not historical facts, are forward-looking statements. In addition, SCBT through its senior management or directors may from time to time make forward-looking public statements concerning matters described herein. Such forward-looking statements are necessarily estimates reflecting the best judgement of SCBT's senior management or directors based upon current information and involve a number of risks and uncertainties. Certain factors which could affect the accuracy of such forward looking statements are identified in the public filings made by SCBT with the Securities and Exchange Commission, and forward-looking statements contained in this press release or in other public statements of SCBT or its senior management or directors should be considered in light of those factors. There can be no assurance that such factors or other factors will not affect the accuracy of such forward-looking statements.


                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)



              Three months ended              Nine months ended
                 Sept. 30,                        Sept. 30,
             ---------------------        ---------------------
EARNINGS
 SUMMARY (non
 tax                                 %                            %
 equivalent)      2004       2003  Change    2004       2003    Change
             ---------- ---------- ------ ---------- ---------- ------
Interest
 income        $17,442    $16,509    5.7%   $49,383    $49,353    0.1%
Interest
 expense         3,863      3,499   10.4%    10,074     11,555  -12.8%
             ---------- ----------        ---------------------
Net interest
 income         13,579     13,010    4.4%    39,310     37,798    4.0%
Provision for
 loan losses(a)    787        831   -5.2%     3,169      1,900   66.8%
Noninterest
 income          5,208      6,323  -17.6%    17,234     17,405   -1.0%
Noninterest
 expense        12,277     12,829   -4.3%    37,865     36,653    3.3%
             ---------- ----------        ---------------------
Earnings
 before
 income taxes    5,723      5,673    0.9%    15,509     16,650   -6.8%
Provision for
 income taxes    1,821      1,787    1.9%     4,917      5,531  -11.1%
             ---------- ----------        ---------------------
Net earnings    $3,902     $3,886    0.4%   $10,592    $11,118   -4.7%
             ========== ==========        =====================

Basic
 earnings per
 share          $0.510     $0.506    0.7%    $1.377     $1.448   -4.9%
             ========== ==========        ========== ==========
Basic
 weighted
 average
 shares      7,657,920  7,682,611   -0.3% 7,689,938  7,678,418    0.2%

Diluted
 earnings per
 share          $0.505     $0.500   -1.0%    $1.364     $1.435   -4.9%
             ========== ==========        ========== ==========
Diluted
 weighted
 average
 shares      7,728,735  7,764,910   -0.5% 7,766,709  7,750,205    0.2%

 Cash
  dividends
  declared
  per common
  share          $0.17      $0.17    0.0%     $0.51      $0.49    4.3%
 Dividend
  payout
  ratio          39.37%     34.28%            37.94%     34.11%




                             AVERAGE for Quarter Ended
                ------------------------------------------------------
BALANCE SHEET   Sept. 30,   Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,
 HIGHLIGHTS       2004       2004       2004       2003       2003
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale    $12,304    $17,504    $11,913    $16,360    $79,218
Total loans(a)  1,073,201  1,015,839    962,598    924,911    905,855
Total investment
 securities       170,175    158,637    145,464    162,944    170,164
Earning assets  1,276,720  1,202,335  1,151,180  1,113,805  1,157,983
Total assets    1,368,521  1,289,846  1,235,565  1,191,277  1,234,535
Noninterest
 bearing
 deposits         214,339    203,562    178,439    179,488    189,090
Interest bearing
 deposits         876,897    799,440    793,789    769,255    778,286
Total deposits  1,091,236  1,003,003    972,228    948,743    967,376
Nondeposit
 borrowings       157,086    163,625    142,997    125,106    153,711
Shareholders'
 equity           114,592    114,362    113,177    110,659    108,574



                                 AVERAGE for Nine Months Ended
                               ---------------------------------  %
BALANCE SHEET HIGHLIGHTS         30-Sep-2004     30-Sep-2003    Change
                               ---------------- -------------   ------
Mortgage loans held for sale       $13,901         $52,373      -73.5%
Total loans(a)                   1,017,417         891,554       14.1%
Total investment securities        158,136         170,220       -7.1%
Earning assets                   1,210,321       1,126,871        7.4%
Total assets                     1,298,234       1,201,120        8.1%
Noninterest bearing deposits       201,000         170,779       17.7%
Interest bearing deposits          823,571         775,317        6.2%
Total deposits                   1,024,570         946,096        8.3%
Nondeposit borrowings              154,578         142,219        8.7%
Shareholders' equity               114,037         106,800        6.8%




                                    ENDING Balance
                ------------------------------------------------------
BALANCE SHEET    Sept. 30,   Jun. 30,   Mar. 31,   Dec. 31,   Sep. 30,
 HIGHLIGHTS        2004       2004       2004       2003       2003
                ---------- ---------- ---------- ---------- ----------
Mortgage loans
 held for sale    $16,910    $13,764    $18,633    $12,346    $35,923
Total loans(a)  1,096,732  1,050,074    990,648    938,760    913,381
Total investment
 securities       171,793    171,358    144,078    152,009    162,192
Allowance for
 loan losses(a)   (13,837)   (13,366)   (12,234)   (11,700)   (11,473)
Premises and
 equipment         33,491     33,470     32,496     32,180     32,010
Total assets    1,389,829  1,330,806  1,279,631  1,197,692  1,194,321
Noninterest
 bearing
 deposits         223,273    209,398    198,015    169,192    184,760
Interest bearing
 deposits         921,380    798,419    803,056    777,086    748,752
Total deposits  1,144,653  1,007,817  1,001,071    946,278    933,511
Nondeposit
 borrowings       123,189    200,581    153,536    133,017    145,416
Total
 liabilities    1,273,083  1,216,986  1,164,621  1,085,343  1,084,473
Shareholders'
 equity           116,746    113,820    115,010    112,349    109,848

Actual # shares
 outstanding    7,640,725  7,674,221  7,719,390  7,690,186  7,686,107

(a)Loan data excludes mortgage loans held for sale.



                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)


                                Sept.    Jun.    Mar.    Dec.    Sep.
NONPERFORMING ASSETS (ENDING     30,     30,     31,     31,     30,
 balance)                        2004    2004    2004    2003    2003
                               ------- ------- ------- ------- -------
Nonaccrual loans               $3,305  $3,678  $5,465  $4,669  $3,443
Other real estate owned         1,459   1,455   1,554   1,465   1,540
Accruing loans past due 90 days
 or more                          749   1,000   1,447   2,082   2,281
                               ------- ------- ------- ------- -------
  Total nonperforming assets   $5,513  $6,133  $8,466  $8,216  $7,264
                               ======= ======= ======= ======= =======

Total nonperforming assets as a
  percentage of total loans and
  OREO(a)                        0.50%   0.58%   0.85%   0.87%   0.79%
                               ======= ======= ======= ======= =======




                                          Quarter Ended
                          --------------------------------------------
                         Sept. 30, Jun. 30, Mar. 31, Dec. 31, Sep. 30,
ALLOWANCE FOR LOAN          2004     2004     2004     2003     2003
 LOSSES(a)                -------- -------- -------- -------- --------
Balance at beginning of
 period                   $13,366  $12,234  $11,700  $11,473  $11,112
Loans charged off            (411)    (519)    (458)    (380)    (554)
Loan recoveries                95       57      204      161       84
                          -------- -------- -------- -------- --------
    Net (charge-offs)
     recoveries              (316)    (462)    (254)    (219)    (470)
Provision for loan losses     787    1,594      788      446      831
                          -------- -------- -------- -------- --------
Balance at end of period   13,837   13,366   12,234   11,700   11,473
                          ======== ======== ======== ======== ========

Allowance for loan losses
 as a percentage of total
   loans(a)                  1.26%    1.27%    1.23%    1.25%    1.26%
                          ======== ======== ======== ======== ========
Allowance for loan losses
 as a percentage of
   nonperforming loans     341.32%  285.71%  177.00%  173.30%  200.44%
                          ======== ======== ======== ======== ========
Net charge-offs as a
 percentage of average
 loans (annualized)(a)       0.12%    0.18%    0.11%    0.09%    0.21%
                          ======== ======== ======== ======== ========
Provision for loan losses
 as a percentage
  of average total loans
   (annualized)(a)           0.30%    0.63%    0.33%    0.19%    0.36%
                          ======== ======== ======== ======== ========



LOAN PORTFOLIO (ENDING           Sept. 30,   % of    Sept. 30,  % of
 balance)(a)                       2004      Total     2003     Total
                            --------------- -------- --------- -------
Commercial                        $128,749    11.74% $103,993   11.37%
Consumer                           101,503     9.25%   98,868   10.81%
Real estate:
  Commercial                       406,200    37.03%  358,180   39.18%
  Consumer                         317,043    28.90%  233,883   25.58%
Firstline                          124,046    11.31%   97,624   10.68%
Other loans                         19,470     1.77%   21,747    2.38%
                            --------------- -------- --------- -------
Total loans (gross)(a)           1,097,011   100.00%  914,295  100.00%
Unearned income                       (279)       0      (914)      0
                            --------------- -------- --------- -------
Total loans (net of unearned
 income)(a)                     $1,096,732   100.00% $913,381  100.00%
                            =============== ======== ========= =======

Mortgage loans held for sale       $16,910            $35,923



                                    Quarter Ended
                ------------------------------------------------------
                Sept. 30,   Jun. 30,   Mar. 31,   Dec. 31,  Sept. 30,
SELECTED RATIOS      2004       2004       2004       2003       2003
                ---------- ---------- ---------- ---------- ----------
Return on
 average assets
 (annualized)        1.13%      1.04%      1.10%      1.22%      1.25%
                ========== ========== ========== ========== ==========
Return on
 average equity
 (annualized)       13.55%     11.69%     11.96%     13.15%     14.20%
                ========== ========== ========== ========== ==========
Net interest
 margin (tax
 equivalent)         4.31%      4.53%      4.44%      4.48%      4.54%
                ========== ========== ========== ========== ==========
Efficiency ratio
 (tax equivalent)   64.52%     66.04%     67.74%     66.34%     65.50%
                ========== ========== ========== ========== ==========
End of period
 book value per
 common share      $15.28     $14.83     $14.90     $14.61     $14.29
                ========== ========== ========== ========== ==========

End of period #
 shares         7,640,725  7,674,221  7,719,390  7,690,186  7,686,107
                ========== ========== ========== ========== ==========
End of period
 Equity-to-Assets    8.40%      8.55%      8.99%      9.38%      9.20%
                ========== ========== ========== ========== ==========


                                               Nine Months Ended
                                           ---------------------------
                                            30-Sep-2004   30-Sep-2003
                                           ------------- -------------
SELECTED RATIOS

Return on average assets (annualized)              1.09%         1.24%
                                           ============= =============

Return on average equity (annualized)             12.41%        13.92%
                                           ============= =============

Net interest margin (tax equivalent)               4.42%         4.58%
                                           ============= =============

Efficiency ratio (tax equivalent)                 66.09%        65.47%
                                           ============= =============


(a)Loan data excludes mortgage loans held for sale.




                      SCBT Financial Corporation
                              (Unaudited)
             (Dollars in thousands, except per share data)




                                 Three Months Ended
              --------------------------------------------------------
                   September 30, 2004           September 30, 2003
              ---------------------------- ---------------------------
                                    Yield                        Yield
                Average             (NON-   Average              (NON-
YIELD ANALYSIS  Balance    Interest  TE)    Balance    Interest   TE)
              ------------ -------- ------ ----------- -------- ------

Interest Earning
 Assets:
Total Interest
 Earning
 Assets        $1,276,720   17,442   5.44% $1,157,983   16,509   5.66%

Noninterest Earning
 Assets:
Total
 Noninterest
 Earning
 Assets            91,801                      76,551

              ------------                 -----------
     Total
      Assets   $1,368,521                  $1,234,535
              ============                 ===========

Interest Bearing
 Liabilities:
Total Interest
 Bearing
 Liabilities   $1,033,983   $3,863   1.49%   $931,996   $3,499   1.49%

Noninterest Bearing
 Liabilities:
Total
 Noninterest
 Bearing
 Liabilities      219,946                     193,965
Shareholders'
 Equity           114,592                     108,574
Total Non-IBL
 and
 Shareholders'
 Equity           334,538                     302,538

              ------------                 -----------
Total
 Liabilities
 and
 Shareholders'
 Equity        $1,368,521                  $1,234,535
              ============                 ===========

                           --------                    --------
Net Interest Income and
 Margin (NON-TAX EQUIV.)   $13,579   4.23%             $13,010   4.46%
                           ======== ------             ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.31%                       4.54%
                                    ======                      ======



                                 Nine Months Ended
              --------------------------------------------------------
                   September 30, 2004           September 30, 2003
              ---------------------------- ---------------------------
                                    Yield                        Yield
                Average             (NON-   Average              (NON-
YIELD ANALYSIS  Balance    Interest  TE)    Balance    Interest   TE)
              ------------ -------- ------ ----------- -------- ------
Interest
 Earning
 Assets:
Total Interest
 Earning
 Assets        $1,210,321  $49,383   5.45% $1,126,871  $49,353   5.86%

Noninterest
 Earning
 Assets:
Total
 Noninterest
 Earning Assets    87,913                      74,249
               -----------                 -----------
     Total
      Assets   $1,298,234                  $1,201,120
               ===========                 ===========

Interest
 Bearing
 Liabilities:
Total Interest
 Bearing
 Liabilities     $978,149  $10,074   1.38%   $917,536  $11,555   1.68%

Noninterest Bearing
 Liabilities:
Total
 Noninterest
 Bearing
 Liabilities      206,048                     176,784
Shareholders'
 Equity           114,037                     106,800
               -----------                 -----------
Total Non-IBL
 and
 Shareholders'
 Equity           320,085                     283,584

               -----------                 -----------
Total Liabilities
 and Shareholders'
 Equity        $1,298,234                  $1,201,120
               ===========                 ===========

                           --------                    --------
Net Interest Income and
 Margin (NON-TAX EQUIV.)   $39,310   4.34%             $37,798   4.48%
                           ======== ------             ======== ------
Net Interest
 Margin (TAX
 EQUIVALENT)                         4.42%                       4.58%
                                    ======                      ======


                       Three months ended     Nine months ended
                         Sept.  30,              Sept.  30,
                     -----------------        -----------------
NON-INTEREST INCOME &                    %                        %
 EXPENSE                2004     2003  Change   2004     2003   Change
                     -------- -------- ------ -------- -------- ------
Noninterest income:
   Service charges on
    deposit accounts  $3,027   $2,974    1.8%  $8,780   $8,653    1.5%
   Secondary market
    mortgage fees        873    2,225  -60.7%   2,831    5,509  -48.6%
   Trust fees            138      187  -26.4%     417      578  -28.0%
   Other service
    charges,
    commissions, fees  1,171      937   25.0%   5,206    2,664   95.4%
                     -------- --------        -------- --------
   Total noninterest
    income            $5,208   $6,323  -17.6% $17,234  $17,405   -1.0%
                     ======== ========        ======== ========
Noninterest expense:
   Salaries and
    employee benefits $6,885   $7,428   -7.3% $20,644  $21,282   -3.0%
   Net furniture and
    equipment expense  1,096    1,188   -7.7%   3,294    3,302   -0.3%
   Net occupancy
    expense              792      764    3.6%   2,457    2,111   16.4%
   Amortization          122      146  -16.5%     368      435  -15.4%
   Other               3,382    3,302    2.4%  11,103    9,523   16.6%
                     -------- --------        -------- --------
   Total noninterest
    expense          $12,277  $12,829   -4.3% $37,865  $36,653    3.3%
                     ======== ========        ======== ========


    CONTACT: SCBT Financial Corporation
             Richard C. Mathis, 803-765-4618
             Fax: 803-765-1966